Exhibit 99.1
Contact: John D. Giolli
        Millennium Cell, Inc.
        732-542-4000

Investors: Betsy Brod/Jonathan Schaffer
           Brod & Schaffer, LLC
           212-750-5800

MILLENNIUM CELL ANNOUNCES $10 MILLION
PRIVATE PLACEMENT FINANCING

Eatontown, NJ—April 26, 2005 —Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology today announced that it has completed a $10 million private placement of its Series C convertible preferred stock (“Series C Preferred”) and warrants based on a 25% coverage ratio. The three-year Series C Preferred provides for cumulative dividends at 7% per annum and has a stated conversion price of $2 per share, which is adjustable under certain conditions. The warrants issued with the preferred have an exercise price of $2 per share and also have a term of three years.

Millennium Cell intends to file a resale registration statement with the Securities and Exchange Commission (“SEC”) within the next thirty days for the common shares underlying the Series C Preferred, the warrants, and shares potentially issuable as dividends on the Series C Preferred in lieu of cash at our option. The offering was led by H.C. Wainwright & Co., Inc. of New York and funded by a group of accredited institutional investors.

H. David Ramm, Millennium Cell Chief Executive Officer, commented, “Today’s announcement of this successful financing will enable us to further build on the recent momentum established in our business. With this additional capital and continued support from our commercial partners and federal government agencies, we look forward to realizing our goal of broad military and commercial availability of hydrogen batteries based on our technology.”

Millennium Cell will file today with the SEC a Current Report on Form 8-K that sets forth the terms and conditions of the Series C Preferred and the related offering documents.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned here. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.
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About Millennium Cell

Millennium Cell develops hydrogen battery technology through a patented chemical process that safely stores and delivers hydrogen energy to power portable devices. The borohydride-based technology can be scaled to fit any application requiring high energy density for a long run time in a compact space. The Company is working with market partners to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. For more information, visit http://millenniumcell.com.

About H.C. Wainwright & Co., Inc.

Founded in 1868, H.C. Wainwright is one of the oldest, private, independent investment banking firms in the United States. Based in New York, H.C. Wainwright specializes in a variety of investment banking activities, including public and private equity offerings, mergers and acquisitions, strategic advice, valuations and fairness opinions. For further information on H.C. Wainwright & Co., Inc. please visit http://www.hcwainwright.com/

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ”forward-looking'' within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as ”believe,'' ”expect,'' ”plan,'' ”anticipate'', “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to secure government funding of our research and development and technology demonstration projects, (v) our ability to enter into agreements with collaborators and strategic partners and the failure of our collaborators and strategic partners to perform under their agreements with us, (vi) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (vii) our ability to protect our intellectual property, (viii) our ability to achieve budgeted revenue and expense amounts and (ix) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.

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